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                                                                      EXHIBIT 99


                            (ANDRX CORPORATION LOGO)

                      ANDRX CORPORATION-CYBEAR GROUP STOCK
                              TO BE CONVERTED INTO
                   ANDRX CORPORATION-ANDRX GROUP COMMON STOCK

         FORT LAUDERDALE, FL, MARCH 28, 2002 -- Andrx Corporation today announced that it plans to convert all outstanding shares of Andrx Corporation - Cybear Group common stock (Nasdaq:CYBA) into shares of Andrx Corporation - Andrx Group common stock (Nasdaq:ADRX) effective May 17, 2002. Each outstanding share of Cybear Group common stock will be converted into 0.00964 of a share of Andrx Group common stock. Following the conversion, Andrx Group common stock will constitute the only outstanding common stock of Andrx Corporation, and will continue to trade on The Nasdaq National Market under the ticker symbol ADRX. A special committee of Andrx Corporation's board of directors, which was appointed to represent the interests of Cybear Group stockholders, has received an opinion from Raymond James & Associates, Inc. that the consideration to be received as provided in Andrx Corporation's Certificate of Incorporation is fair, from a financial point of view, to the holders of Cybear Group common stock.

         Following the conversion, the businesses that comprise Cybear Group will operate within Andrx, with a continued focus on the Physicians' Online Internet portal (WWW.POL.NET). Andrx intends to utilize Cybear Group's operations in the marketing of its brand pharmaceutical products, and will continue to make this service available to pharmaceutical companies and others in the healthcare community.

         "The factors that initially led stockholders to approve the separately traded class of common stock tied to Cybear's Internet operations have changed," said Elliot F. Hahn, Ph.D., Chief Executive Officer and President of Andrx. "While we continue to believe that Andrx Corporation may realize the benefits of the Internet through Physicians' Online and potentially Cybear's other Internet operations, we also believe that Cybear Group should not continue to operate and trade independently, and that Andrx Corporation should return to a single class of stock for the benefit of all our stockholders."

         Eric Moskow, President of Cybear, added, "Through Physicians' Online, Cybear has the ability to access the physician community. Whether as a separate class of stock or as part of Andrx Corporation, we will continue to explore this business opportunity, managing our operations for future success."

         In September 2000, following stockholder approval, Cybear Group was created in connection with Andrx Corporation's reorganization whereby it acquired the outstanding equity of its Cybear Inc. subsidiary that it did not own, reincorporated in Delaware, and created two new classes of common stock:
Andrx Group common stock, to track the performance of the Andrx Group, which




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includes Andrx Corporation and subsidiaries, other than its ownership of the
Cybear Group; and Cybear Group common stock, to track the performance of Cybear Group, which includes Cybear Inc., its subsidiaries, certain potential future Internet business of Andrx Corporation, and effective April 2, 2001, Mediconsult.com, Inc. and its subsidiaries.

CONVERSION OF CYBEAR GROUP SHARES

         The conversion ratio of 0.00964 of a share of Andrx Group common stock for each share of Cybear Group common stock is based upon the relative market values of the Andrx Group common stock and Cybear Group common stock averaged over the period from February 22, 2002 through March 21, 2002, and includes a 25% premium on the value of the Cybear Group common stock, all as required by the terms of Andrx Corporation's Certificate of Incorporation, approved by stockholders in the reorganization. The conversion is expected to result in the issuance of approximately 65,013 shares of Andrx Group common stock. No fractional share interests will be issued on the converted shares. Cybear Group stockholders who would otherwise be entitled to a fractional share will receive cash for such fractional interest, based upon the market value of a share of Andrx Group common stock on the conversion date.

         Stockholders holding certificates for shares of Cybear Group common stock will need to surrender their certificates, properly endorsed or assigned for transfer, to American Stock Transfer and Trust Company ("AST"), the company's transfer agent. AST will shortly be forwarding instructions and transmittal documentation to holders of Cybear Group common stock.

FINANCIAL REPORTING EFFECTS

         Through the date of the conversion on May 17, 2002, Andrx Corporation will continue to allocate net income (loss) to each class of common stock. Subsequent to the conversion, Andrx Corporation will only report earnings per share for Andrx Group common stock which will include all of Cybear Group's operating results from the effective date of the conversion, and will no longer report separate future earnings per share for the former Cybear Group common stock. Additionally, Andrx will not provide supplemental group financial statements for Andrx Group and Cybear Group as was previously presented during the two-class structure. Disclosures required under accounting principles generally accepted in the United States will continue to be provided, as appropriate.

         While the premium to be paid to Cybear Group stockholders will not be included in the Andrx Group or Cybear Group pre-conversion operating results, the premium will be deducted from the net income available to holders of Andrx Group common stock in computing Andrx Group's earnings per share and will be deducted from the net loss available to holders of Cybear Group common stock in computing Cybear Group's loss per share. This premium is anticipated to amount to approximately $500,000 and is estimated to have the effect of reducing Andrx Group's second quarter 2002 earnings per common share by approximately $0.01 on

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a basic and diluted basis. Conversely, the premium is estimated to have the effect of reducing Cybear Group's second quarter 2002 net loss per share by approximately $0.07 on a basic and diluted basis. Net income for Andrx Corporation will not be impacted by this conversion.

         Subsequent to the conversion, Andrx believes that the businesses of Cybear Group will generate approximately $5 million in net losses for the remainder of 2002. Cybear Group generated a net loss of $35.3 million in 2001, which included approximately $14.8 million in other charges. These other charges in 2001 included $11.3 million associated with the write-off of goodwill and approximately $3.5 million in other charges for an estimated subleasing loss and a write-off of certain computer software licenses. The anticipated reduced levels of losses are the result of efforts over the past year, whereby Cybear Group's operations have been streamlined and consolidated. Andrx intends to continue and possibly accelerate this process following the conversion.

ANDRX CORPORATION

         Andrx Corporation is a specialty pharmaceutical company engaged in the formulation and commercialization of oral controlled-release generic and brand pharmaceuticals utilizing its proprietary drug delivery technologies.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "expect," "believe," "anticipate," "intend," "plan," "could," "would," "estimate," or "continue" or the negative or other variations thereof or comparable terminology is intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

This release and additional information about Andrx Corporation are also available on the Internet at: http://www.andrx.com

Contact: Angelo C. Malahias
         Vice President Finance and Chief Financial Officer
         Phone:   954-584-0300
         Email:  amalahias@andrx.com

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